Exhibit 23.1.

                          INDEPENDENT AUDITOR'S CONSENT

We do hereby consent to the use of our audit report dated January 19, 2005 on the financial statements of Micro Bio-Medical Waste Systems, Inc. (a Nevada corporation) for the year ended December 31, 2004 included in the Company's Annual Report on Form 10-KSB for the year ended December 31, 2004 which is included by reference in the Company's Registration Statement on Form S-8 dated August 17, 2005.

August 17, 2005


/s/ Lopez, Blevins, Bork & Associates, LLP
Lopez, Blevins, Bork & Associates, LLP